UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2018

Long Blockchain Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

General; Structure of Acquisition

On March 15, 2018, Long Blockchain Corp. (the “Company”) entered into a sale and purchase agreement (the “Agreement”), as amended on March 16, 2018, with the shareholders (each, individually, a “Shareholder” and collectively, the “Shareholders”) of Hashcove Limited (“Hashcove”).

Hashcove is an early stage UK-based technology company focused on developing and deploying globally scalable distributed ledger technology solutions. Among its planned product offerings, Hashcove is developing tokenized platforms, crypto-exchanges and wallets, smart contracts for initial coin offerings (ICO), know-your-customer (KYC) and financial clearing technology on blockchain, and other related blockchain applications. Upon closing, Hashcove will become a wholly-owned subsidiary of the Company.

The following summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached to this Form 8-K as an exhibit and is incorporated herein by reference.

Pursuant to the Agreement, the Company is purchasing (the “Purchase”) the entire issued share capital of Hashcove from the Shareholders. In exchange, the Company will issue 531,250 shares of common stock of the Company to the Shareholders. Additionally, the Shareholders may earn up to an aggregate of 1,533,750 of additional shares of common stock of the Company (the “Contingent Shares”) upon the achievement of the following milestones: (a) if (i) the Company’s Net Revenue (as defined in the Agreement) equals or exceeds $10 million during any 12-calendar month period beginning six months after the Closing (as defined below) and ending no later than 36 months after the Closing; (ii) Hashcove’s Net Revenue (as defined in the Agreement) equals or exceeds $5 million during any 12-calendar month period beginning six months after the Closing and ending no later than 36 months after the Closing; or (iii) the closing sale price of the Company’s common stock equals or exceeds $8.00 for a minimum of 30 consecutive trading days during the 36 months following the Closing, the Shareholders shall receive an aggregate of an additional 1,135,312 shares of common stock of the Company; and (b) if Hashcove completes the crypto exchange, ICO smart contract solution, “clearing on blockchain” and “KYC on blockchain” products in accordance with the Agreement during the 24 months following the Closing, the Shareholders shall receive an aggregate of an additional 398,438 shares of common stock of the Company. The Contingent Shares will be placed in escrow at the Closing and will be released to the Shareholders upon achievement of the applicable milestones.

Upon closing of the Purchase (the “Closing”), Kunal Nandwani, Hashcove’s Chief Executive Officer, will become an executive officer and director of the Company.

The Shareholders have agreed to certain restrictions on transfer of the shares they receive under the Agreement and will execute a lock-up agreement (“Lock-up Agreement”) to such effect as a condition to the Closing.

The Company has also agreed to file, as promptly as practicable in its reasonable discretion following the Closing, a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of the shares of common stock of the Company to be issued to the Shareholders pursuant to the Agreement and agreed to seek to have such registration statement declared effective by the SEC as promptly as practicable thereafter.

Indemnification of the Company

Pursuant to the Agreement, each of the Company and Hashcove shall indemnify the other for any inaccuracies or breaches of the other party’s representations and warranties in the Agreement or for the non-fulfillment or breach prior to the Closing of any covenant or agreement of the other party contained in the Agreement.

To provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Agreement, there will be placed in escrow (with an independent escrow agent) an aggregate of 106,250 of the shares of common stock of the Company to be issued as part of the non-contingent merger consideration (“Indemnity Escrow Shares”) under the Agreement. The escrow will be the sole remedy for the Company with respect to its rights to indemnification under the Agreement, except with respect to indemnification arising out of the inaccuracy or breach of certain specified representations of Hashcove set forth in the Agreement. The escrow agent shall release the Indemnity Escrow Shares (less any amounts for pending claims) on the first anniversary of the Closing.

Hashcove’s post-closing rights to indemnification under the Agreement will be satisfied exclusively through the issuance of up to an aggregate number of newly issued shares of common stock of the Company equal to the number of Indemnity Escrow Shares, except with respect to indemnification arising out of the inaccuracy or breach of certain specified representations of the Company set forth in the Agreement.

No amount for indemnification shall be payable unless and until the aggregate amount of all indemnifiable losses otherwise payable by either party exceeds a deductible amount of $100,000, in which event all indemnifiable losses payable by such party shall be paid to the indemnitees from the first dollar thereof.

Representations and Warranties

The Agreement contains representations and warranties of the Company and Hashcove relating to, among other things, (a) organization and qualification, (b) subsidiaries, (c) capitalization, (d) authority relative to the Agreement, (e) no conflict; required filings and consents, (f) compliance, (g) SEC reports and financial statements, (h) undisclosed liabilities, (i) absence of certain changes or events, (j) litigation, (k) employee benefit plans, (l) labor matters, (m) certain business activities, (n) title to property, (o) taxes, (p) environmental matters, (q) brokers, (r) intellectual property, (s) agreements, contracts and commitments, (t) insurance, (u) government actions/filings, (v) interested party transactions, (w) board approval and (x) listing of the Company’s common stock on the Nasdaq Capital Market.

Conditions to Closing

General Conditions

Both the Company’s and Hashcove’s obligations to effect the Closing are conditioned upon, among other things:

●	no government statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) being in effect and which has the effect of prohibiting the Closing; and

●	each of the parties having obtained the consents, waivers and approvals required to be obtained by such party in connection with the Purchase, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in the Agreement) on Parent, on the one hand, and the Shareholders, on the other hand.

The Shareholders’ Conditions to Closing

The obligations of the Shareholders to sell the share capital of Hashcove and effect the Closing also are conditioned upon, among other things:

●	each representation and warranty of the Company contained in the Agreement that is (i) qualified as to materiality being true and correct (A) as of the date of the Agreement and (B) on and as of the Closing with the same force and effect as if made on the Closing, and (ii) not qualified as to materiality being true and correct (C) as of the date of the Agreement and (D) in all material respects on and as of the Closing with the same force and effect as if made on the Closing;

●	the Company having performed or complied with all agreements and covenants required by the Agreement to be performed or complied with by them, except to the extent that any failure to perform or comply does not, or is not reasonably expected to, constitute a Material Adverse Effect with respect to the Company;

●	no Material Adverse Effect having occurred with respect to the Company; and

●	the Company being in compliance with reporting requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The Company’s Conditions to Closing

The obligations of the Company to effect the Closing also are conditioned upon each of the following, among other things:

●	each representation and warranty of the Shareholders contained in the Agreement that is (i) qualified as to materiality being true and correct (A) as of the date of the Agreement and (B) on and as of the Closing with the same force and effect as if made on the Closing, and (ii) not qualified as to materiality being true and correct (C) as of the date of the Agreement and (D) in all material respects on and as of the Closing with the same force and effect as if made on the Closing;

●	the Shareholders having performed or complied with all agreements and covenants required by the Agreement to be performed or complied with by them, except to the extent that any failure to perform or comply does not, or is not reasonably expected to, constitute a Material Adverse Effect with respect to Hashcove;

●	no Material Adverse Effect having occurred with respect to Hashcove;

●	the Lock-up Agreements having been executed by the parties thereto and being in full force and effect; and

●	the escrow agreements for the Contingent Shares and the Indemnity Escrow Shares having been executed and delivered and being in full force and effect.

There can be no assurance that all such conditions will be satisfied or waived.

LIBB Transaction

The Company is in the process of effectuating the transfer of ownership of the Company’s beverage business and wholly-owned subsidiary, Long Island Brand Beverages, LLC (collectively, “LIBB”), to the stockholders of the Company (“LIBB Transaction”). Pursuant to the Agreement, the Shareholders agreed that they would have no right to any economic benefit resulting from the LIBB Transaction and waived their right to receive any securities or cash in or as a result of the LIBB Transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Agreement and the issuance of the shares of common stock of the Company contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. Such shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of such shares will not be a public offering for purposes of Section 4(a)(2) because of its being made only to the Shareholders, such persons’ status as accredited investors and the manner of the issuance, including that the Company did not, and will not, engage in general solicitation or advertising with regard to the issuance of the shares and did not, and will not, offer the shares to the public in connection with the issuance.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)      Exhibits:

Exhibit	Description

2.1	Sale and Purchase Agreement, dated as of March 14, 2018, by and among Long Blockchain Corp. and all of the shareholders of Hashcove Limited.*
2.2	Amendment No. 1 to Sale and Purchase Agreement.
99.1	Press release dated March 15, 2018.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018	LONG BLOCKCHAIN CORP.

	By:	/s/ Shamyl Malik
Shamyl Malik
Chief Executive Officer